
<ARTICLE> 5
<LEGEND>
Registrant is a limited partnership which invests in real esate, and real estate joint ventures. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying unaudited financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          OCT-31-2000
<PERIOD-END>                               JAN-31-2000
<CASH>                                       1,959,592
<SECURITIES>                                         0
<RECEIVABLES>                                        0
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               9,737,700<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                   9,452,104<F2>
<TOTAL-LIABILITY-AND-EQUITY>                 9,737,700<F3>
<SALES>                                              0
<TOTAL-REVENUES>                               218,502
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               183,004
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                 35,498
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                             35,498
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    35,498
<EPS-BASIC>                                     0.05<F5>
<EPS-DILUTED>                                        0

<F1>In addition to cash, total assets include investments in joint venture of $6,786,621 and other assets of $991,487.
<F2>Other Stockholders' Equity represents partners' capital.
<F3>Liablities include accounts payable and accrued liabilities of $285,596.
(F4> Total revenue includes rent of $35,231, equity in earnings of joint ventures of $145,042, interest of $68,698, other revenues of $626 and loss on real estate of $31,095.
<F5>Represents net income per Unit of limited partnership interest.

